Exhibit 99.2

[Salon logo]


Investor Contact:
Conrad Lowry
Chief Financial Officer
(415) 645-9317
investor@salon.com

                              FOR IMMEDIATE RELEASE
                              ---------------------

              SALON REPORTS SECOND QUARTER FISCAL YEAR 2007 RESULTS

         RECORDS QUARTERLY NET LOSS OF $0.5 MILLION COMPARED TO NET LOSS
                      OF $0.2 MILLION IN PRIOR YEAR PERIOD

          ADVERTISING REVENUES INCREASE 49% TO $1.3 MILLION COMPARED TO
                                PRIOR YEAR PERIOD

SAN FRANCISCO, Calif. --- November 13, 2006 --- Salon Media Group, Inc. (SALN.OB), an Internet media company, announced today a net loss of $0.5 million for its second quarter ended September 30, 2006, compared to a net loss of $0.2 million for its second quarter the year before.

Total revenues for the quarter ended September 30, 2006 were $1.9 million, compared to $1.7 million a year ago. Advertising revenues increased to $1.3 million, compared to $0.9 million a year ago, a 49% increase. Salon Premium revenues declined $0.1 million to $0.4 million compared to $0.5 million a year ago due to a drop in memberships.

On a non-GAAP pro forma basis, which excludes non-cash and non-recurring items, Salon recorded a $0.2 million net loss for the current quarter compared to an essential break-even a year ago.

"We are encouraged by the 49% increase in our advertising revenues in the September quarter, and also a 43% increase in quarter over quarter unique Website visitors to 3.1 million," stated Elizabeth Hambrecht, Salon's CEO and President. "The increase in unique visitors helps Salon grow its advertising revenues." She added, "We continue to work on making it easier for visitors to use our Website, which we believe will allow us to serve more pages and therefore more advertisements. We feel that this will result in a further decline in Salon Premium memberships, but will be more than offset by an increase in advertising revenues."

A reconciliation of net loss attributable to common stockholders calculated in accordance with generally accepted accounting principles in the United States of America (GAAP) and pro forma net loss attributable to common stockholders is provided immediately following the consolidated statements of operations. These pro forma measures are not in accordance with, or an alternative for, GAAP and may be different from pro forma measures used by other companies. Salon believes that the presentation of pro forma results provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. Readers of Salon's consolidated financial statements are advised to review and carefully consider the financial information prepared in accordance with GAAP contained in this press release and Salon's periodic filings with the Securities and Exchange Commission.

Future Periods Guidance:
Salon does not believe that the six months ended September 30, 2006 GAAP and non-GAAP financial results should be considered predictive of future quarter or year results.

For its quarter ending December 31, 2006, Salon forecasts advertising revenues of $1.9 - $2.0 million and total revenues of $2.5 - $2.6 million. If Salon attains total revenues of $2.6 million, it forecasts that it will most likely report a GAAP net profit attributable to common stockholders of approximately $0.1 million. Salon currently has approximately $1.9 million of advertising commitments for its quarter ending December 31, 2006. Revenues during this time period have historically been the highest for Salon. Salon cannot accurately predict total revenues after December 31, 2006 owing to the relatively short time frame in which advertising orders are secured and when they run on our Website and the lack of significant long-term advertising orders.

About Salon Media Group, Inc.:

Founded in 1995, Salon is an Internet publishing company. Salon's award-winning journalism combines original investigative stories and provocative personal essays along with quick-take commentary and staff-written Weblogs about politics, technology, culture and entertainment. Committed to interactivity, the Website also hosts two online communities, Table Talk and The

Well. Features in Salon's Website include the daily music download column Audiofile, Videodog video clips, the Daou Report, an opinionated guide to the blogosphere, and the ability to automatically submit Letters to the Editor.

"Safe Harbor" Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements contained herein include statements about future financial and operating results of Salon. Factors that could cause actual results to differ materially from those described herein include: the economic environment of the media industry; the difficulty in securing on-line advertising and subscriptions; uncertain revenue sources and the general economic environment. More detailed information about these factors is set forth in the reports filed by Salon with the Securities and Exchange Commission. Salon is under no obligation to and expressly disclaims any such obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise. We do not believe that our reported results should be considered predictive of future period or full year results.

Note: Salon is a trademark and a registered trademark of Salon Media Group, Inc. All other company and product names mentioned are trademarks of their respective owners.

                             SALON MEDIA GROUP, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (Unaudited)

                                                              Three Months Ended           Six Months Ended
                                                                 September 30                September 30
                                                           ------------------------    ------------------------
                                                              2006          2005          2006          2005
                                                           ----------    ----------    ----------    ----------
Net revenues                                               $    1,884    $    1,654    $    3,429    $    3,284
                                                           ----------    ----------    ----------    ----------

Operating expenses:
      Production and content                                    1,290         1,040         2,558         2,093
      Sales and marketing                                         402           348           736           665
      Information technology support                              252           189           432           373
      General and administrative                                  289           238           580           449
                                                           ----------    ----------    ----------    ----------
            Total operating expenses                            2,233         1,815         4,306         3,580
                                                           ----------    ----------    ----------    ----------

Loss from operations                                             (349)         (161)         (877)         (296)

Other income (expense), net                                         -             1             3            20
                                                           ----------    ----------    ----------    ----------
Net loss                                                         (349)         (160)         (874)         (276)

Preferred deemed dividend                                        (186)            -          (186)            -
                                                           ----------    ----------    ----------    ----------
Net loss attributable to common stockholders               $     (535)   $     (160)   $   (1,060)   $     (276)
                                                           ==========    ==========    ==========    ==========

Basic and diluted net loss per share
      attributable to common stockholders                  $    (0.02)   $    (0.01)   $    (0.04)   $    (0.02)

Weighted average shares used in computing basic
      and diluted net loss per share attributable to
      common stockholders                                      34,383        15,428        29,601        15,280

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                             SALON MEDIA GROUP, INC.
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (Unaudited)

                                                     Three Months Ended                   Six Months Ended
                                                     September 30, 2006                  September 30, 2006
                                              --------------------------------    --------------------------------
                                               As (1)                   Pro        As (1)                   Pro
                                              Reported      Adj.       Forma      Reported      Adj.       Forma
                                              --------    --------    --------    --------    --------    --------
Net revenues                                  $  1,884    $      -    $  1,884    $  3,429    $      -    $  3,429
                                              --------    --------    --------    --------    --------    --------

Operating expenses:
     Production and content                      1,290         (34)      1,256       2,558         (67)      2,491
     Sales and marketing                           402         (81)        321         736        (144)        592
     Information technology support                252          (4)        248         432         (10)        422
     General and administrative                    289         (37)        252         580         (48)        532
                                              --------    --------    --------    --------    --------    --------
         Total operating expenses                2,233        (156)      2,077       4,306        (269)      4,037
                                              --------    --------    --------    --------    --------    --------

Loss from operations                              (349)        156        (193)       (877)        269        (608)

Other income (expense), net                          -           -           -           3           -           3
                                              --------    --------    --------    --------    --------    --------
Net loss                                          (349)        156        (193)       (874)        269        (605)

Preferred deemed dividend                         (186)        186           -        (186)        186           -
                                              --------    --------    --------    --------    --------    --------
Net loss attributable to
     common stockholders                      $   (535)   $    342    $   (193)   $ (1,060)   $    455    $   (605)
                                              ========    ========    ========    ========    ========    ========
Basic and diluted net loss per share
     attributable to common stockholders      $  (0.02)               $  (0.01)   $  (0.04)               $  (0.02)


(1) In accordance with accounting principles generally accepted in the United States

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                             SALON MEDIA GROUP, INC.
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (Unaudited)

                                                     Three Months Ended                   Six Months Ended
                                                     September 30, 2005                  September 30, 2005
                                              --------------------------------    --------------------------------
                                               As (1)                   Pro        As (1)                   Pro
                                              Reported      Adj.       Forma      Reported      Adj.       Forma
                                              --------    --------    --------    --------    --------    --------
Net revenues                                  $  1,654    $      -    $  1,654    $  3,284    $      -    $  3,284
                                              --------    --------    --------    --------    --------    --------

Operating expenses:
     Production and content                      1,040         (30)      1,010       2,093         (90)      2,003
     Sales and marketing                           348         (59)        289         665        (106)        559
     Information technology support                189         (35)        154         373         (38)        335
     General and administrative                    238          (3)        235         449          (6)        443
                                              --------    --------    --------    --------    --------    --------
         Total operating expenses                1,815        (127)      1,688       3,580        (240)      3,340
                                              --------    --------    --------    --------    --------    --------

Loss from operations                              (161)        127         (34)       (296)        240         (56)

Other income (expense), net                          1           -           1          20           -          20
                                              --------    --------    --------    --------    --------    --------
Net loss                                          (160)        127         (33)       (276)        240         (36)

Preferred deemed dividend                            -           -           -           -           -           -
                                              --------    --------    --------    --------    --------    --------
Net loss attributable to
     common stockholders                      $   (160)   $    127    $    (33)   $   (276)   $    240    $    (36)
                                              ========    ========    ========    ========    ========    ========
Basic and diluted net loss per share
     attributable to common stockholders      $  (0.01)               $   0.00    $  (0.02)               $   0.00

(1) In accordance with accounting principles generally accepted in the United States

                             SALON MEDIA GROUP, INC.
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (in thousands)
                                   (Unaudited)

                                                             Three Months Ended       Six Months Ended
                                                                September 30,          September 30,
                                                            --------------------    --------------------
                                                              2006        2005        2006        2005
                                                            --------    --------    --------    --------
Net loss attributable to common stockholders                $   (535)   $   (160)   $ (1,060)   $   (276)

Less:
    Utilization prepaid advertising rights                        61          54         106          98
    Depreciation and amortization charges                         22          59          42          80
    Stock compensation charges                                    73          14         121          62
    Preferred deemed dividend charges                            186           -         186           -
                                                            --------    --------    --------    --------
Pro forma net loss attributable to common stockholders      $   (193)   $    (33)   $   (605)   $    (36)
                                                            ========    ========    ========    ========

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                             SALON MEDIA GROUP, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
               (in thousands, except share and per share amounts)

                                                               September 30,   March 31,
                                                                   2006          2006
                                                                (Unaudited)
                                                                ----------    ----------
Assets
     Current assets:
          Cash and cash equivalents                             $      539    $      441
          Accounts receivable, net                                   1,126           502
          Prepaid expenses, and other current assets                   114           184
                                                                ----------    ----------
                Total current assets                                 1,779         1,127
     Property and equipment, net                                       142           155
     Prepaid advertising rights                                      3,612         3,718
     Goodwill                                                          200           200
     Other assets                                                      107           104
                                                                ----------    ----------
                Total assets                                    $    5,840    $    5,304
                                                                ==========    ==========
Liabilities and stockholders' equity
     Current liabilities:
          Accounts payable and accrued liabilities              $      722    $      747
          Deferred revenue                                             688           820
                                                                ----------    ----------
                Total current liabilities                            1,410         1,567
     Other long-term liabilities                                       103           120
                                                                ----------    ----------
                Total liabilities                                    1,513         1,687
                                                                ----------    ----------

Stockholders' equity:
     Common stock                                                       38            19
     Preferred stock                                                     -             -
     Additional paid-in-capital                                     96,312        94,601
     Unearned compensation                                               -           (40)
     Accumulated deficit                                           (92,023)      (90,963)
                                                                ----------    ----------
           Total stockholders' equity                                4,327         3,617
                                                                ----------    ----------
                Total liabilities and stockholders' equity      $    5,840    $    5,304
                                                                ==========    ==========